GeothermEx, Inc. 5221 CENTRAL AVENUE, SUITE 201
RICHMOND, CALIFORNIA 94804-5829

TELEPHONE: (510) 527-9876
FAX: (510) 527-8164
E-MAIL: mw@geothermex.com

Mr. Doug Glaspey
Chief Operating Officer
U.S. Geothermal Inc.
1509 Tyrell Lane, Suite B
Boise, ID 83706

25 September 2007

Consent of GeothermEx, Inc.

In connection with U.S. Geothermal Inc's registration statement on Form S-1 (No. 333-144829) (the "Registration Statement") under the United States Securities Act of 1933, as amended, I, Subir Sanyal, on behalf of GeothermEx, Inc. ("GeothermEx"), hereby consent to the use of GeothermEx's name and to the use of the "Technical Report On The Raft River Geothermal Resource, Cassia County Idaho" dated August 2002 and the "Results From The Short-Term Well Testing Program At The Raft River Geothermal Field, Cassia County, Idaho" dated October 2004 (together, the "Technical Reports"), references to the Technical Reports, or portions thereof, or information derived from the Technical Reports, in the Registration Statement.

Dated at Richmond, California, this 25th day of September, 2007.

For GeothermEx, Inc.

Subir K. Sanyal, President